UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) June 9, 2005

CANARGO ENERGY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-32145	91-0881481

(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

CanArgo Energy Corporation
P.O. Box 291, St. Peter Port
Guernsey, British Isles	GY1 3RR

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(44) 1481 729 980

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7-Regulation FD
Section 9-Financial Statements and Exhibits
SIGNATURES
Press Release

The matters discussed in this Current Report on Form 8-K include forward looking statements, which are subject to various risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated in such forward looking statements. Such risks, uncertainties and other factors include the uncertainties inherent in oil and gas development and production activities, the effect of actions by third parties including government officials, fluctuations in world oil prices and other risks detailed in the Company’s Reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission. The forward-looking statements are intended to help shareholders and others assess the Company’s business prospects and should be considered together with all information available. They are made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company cannot give assurance that the results will be attained.

Section 7-Regulation FD

Item 7.01.     Regulation FD Disclosure

The following information is furnished pursuant to Item 7.01, “Regulation FD Disclosure.”

On June 09, 2005 CanArgo Energy Corporation issued a press release announcing:-

(a)	an agreement in principle (subject to and finalization of appropriate documentation) on the private placement of a $25 million issue of Senior Convertible Secured Loan Notes through Ingalls & Snyder LLC; and

(b)	agreement (subject to and finalization of appropriate documentation) with the other shareholders in Tethys Petroleum Investments Limited (“Tethys”) to acquire their shares in Tethys by way of a share exchange for 11,000,000 CanArgo restricted shares thereby making Tethys a wholly owned subsidiary of CanArgo.

A copy of the Press Release is attached hereto as Exhibit 99.1.

The information in this report (including its exhibit) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to liability of that section. The information in this report (including its exhibit) shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Section 9-Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits(c) Exhibits:

Exhibit No.	Exhibit Description

99.1	Press release dated June 9, 2005 issued by CanArgo Energy Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CANARGO ENERGY CORPORATION
Date: June 13, 2005	By:	/s/ Liz Landles

Liz Landles, Corporate Secretary

CanArgo Energy Corporation

FOR IMMEDIATE RELEASE IN EUROPE & NORTH AMERICA

$25 Million Convertible Financing Announced

June 9, 2005, New York, New York. CanArgo Energy Corporation (“CanArgo”) (AMEX:CNR, OSE:CNR) today announced an agreement in principle on the placement of a $25 million issue of Senior Convertible Secured Loan Notes (the “Notes”) through Ingalls & Snyder LLC of New York City. The placement of Notes is subject to and conditional on finalization of appropriate documentation. The deal is expected to close before the end of this month. In addition, CanArgo announced that it has reached agreement (subject to final documentation) with the other shareholders in Tethys Petroleum Investments Limited (“Tethys”) to acquire their shares in Tethys by way of a share exchange for CanArgo shares, thereby making Tethys a wholly owned subsidiary of CanArgo. Tethys currently has interests in a proven gas field and significant exploration areas in western Kazakhstan.

The Notes are convertible in whole or in part into CanArgo common stock at a price of $0.90 per share and mature on June 30 2009. CanArgo may call the Notes beginning July 1, 2006 at an initial price of 105% of par. Interest will be payable in cash at 3% pa thru December 31 2005, 10% pa during 2006, and 15% pa thereafter. The proceeds of this financing will be used to redeem short term debt, in the form of the currently outstanding Loan Note with Cornell Capital Partners LP, to fund the development of a new gas project in Georgia, to fund the development of the Kyzyloy gas field in Kazakhstan and adjacent appraisal commitments, and for additional working capital for CanArgo’s development and appraisal activities in Georgia.

In Georgia, the development of potentially significant deposits of natural gas around the Georgian capital city Tbilisi was recently advanced by an agreement in principle with the Georgian government on a take-or-pay gas contract for up to 7 billion cubic metres (247 billion cubic feet) of gas with appropriate government guarantees. CanArgo has now firmed up an appraisal location to the West Rustavi 16 well, which flowed gas from the Cretaceous sequence at a depth of some 3,900 metres (12,792 feet), close to the interpreted gas-water contact. Recently acquired seismic data indicates that the structure rises to the west and could contain a substantial volume of gas. Subject to finalization of the gas offtake agreement, it is planned to commence drilling the Kumisi #1 well in late September. This well has a planned total depth of 3,700 metres (12,139 feet), and will be drilled using CanArgo’s Rig #2. Given success, the well will be tied in to the Georgian gas system, with further development drilling anticipated.

Recently, significant progress has been made in Kazakhstan by Tethys, a company in which CanArgo had a 45% interest. In early May, a Production Contract was signed by the Kazakhstan Ministry of Energy and Natural Resources and Tethys’ subsidiary

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BN-Munai LLP for the Kyzyloy shallow gas field, located to the west of the Aral Sea, and close to the Bukhara-Urals gas trunkline. CanArgo commissioned a reserve study of this field, which concludes that Kyzyloy contains SEC proved undeveloped natural gas reserves of some 30 billion cubic feet (0.9 billion cubic metres). Six suspended gas wells at a depth of some 450 metres (1,476 feet) exist on the field with reported test rates of up to 271,000 cubic metres (9.6 million cubic feet) of gas per day Negotiations are at an advanced stage on a gas sales agreement, which will lead to a tie to the Bukhara-Urals gas pipeline. A contractor has now been appointed to workover the six suspended wells, plus drill up to six additional wells to extend the size of the shallow gas development. Work on the first well is expected to commence before the end of this month. Given this important progress, CanArgo has agreed with the other shareholders in Tethys to acquire their 55% interest in the company by issuing to them 11,000,000 restricted shares of CanArgo common stock, thus making Tethys a wholly owned subsidiary of CanArgo.

On other operational matters, work is still progressing, albeit slowly, on the N49H under-balanced horizontal well on the Ninotsminda field with Weatherford International. Although the surface equipment now appears to be working satisfactorily, there have been failures of downhole motors. New motors have arrived in Georgia, and work on the well has re-commenced. Operations have also commenced on the Manavi M11Z sidetrack well, using the Saipem rig equipped with a Baker Hughes oil-based mud system. The well should reach the top of the reservoir interval in approximately one month. The location for the M12 Manavi appraisal well is now fully prepared. The Saipem rig will move to the M12 location upon completion of the M11 well. On Norio, drilling will re-commence on the suspended MK72 well in about three weeks time. A seismic event which could be the primary target is indicated some 300 metres (984 feet) deeper than the current depth, requiring approximately a month from re-commencement of drilling to reach this event.

Dr David Robson, Chairman, President and CEO said, “I am pleased to have put in place this new financing through one of our existing large institutional shareholders. Not only will this financing allow us to retire short-term debt, but also provides us with additional funding to advance the new gas project in Georgia, from which cash flow is anticipated beginning in the early part of next year. I am also pleased to be able to further develop our opportunity in Kazakhstan, which should also yield cash flow early next year. Kazakhstan affords us a more diversified production base and the potential to develop our business in a country close to our core area with prolific hydrocarbon potential. We continue to focus on our Manavi appraisal programme in Georgia, which is proceeding well, and on the under-balanced horizontal programme. However these two new projects should enable us to increase our production and revenue in other areas to compensate for the delays in the under-balanced programme.”

CanArgo is an independent oil and gas exploration and production company with its oil and gas operations currently located in the Republic of Georgia and the Caspian area.

The matters discussed in this press release include forward-looking statements, which are subject to various risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated in such forward-looking

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statements. Such risks, uncertainties and other factors include the uncertainties inherent in oil and gas development and production activities, the effect of actions by third parties including government officials, fluctuations in world oil prices and other risks detailed in the Company’s reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission. The forward-looking statements are intended to help shareholders and others assess the Company’s business prospects and should be considered together with all information available. They are made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company cannot give assurance that the results will be attained.

For more information please contact:

CANARGO ENERGY CORPORATION
Julian Hammond, Investor Relations Manager
Tel: +44 7740 576 139
Fax: +44 1481 729 982
e-mail: info@canargo.com

NORWAY
Regina Jarstein
Gambit H&K AS
Tel: + 47 95213451

USA
Michael Wachs
CEOcast.com
Tel: +1 212 732 4300

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